Exhibit 10.1

                   AGREEMENT FOR THE PURCHASE OF COMMON STOCK

This agreement for the purchase of common stock ("Agreement") is made this 21st day of September, 2012 by and between Toshiko Iwamoto Kato (the "Seller"), and Warren Gilbert (the "Purchaser"), and is for the purpose of setting forth the terms and conditions upon which the Seller will sell to the Purchaser 10,500,000 shares of Common Stock of EASY ORGANIC COOKERY, INC. (the "Company").

In consideration of the mutual promises, covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Subject to the terms and conditions of this agreement, Seller agrees to sell and the Purchaser agrees to purchase shares of Common Stock of the Company at a price of US$0.0038 per share for a total purchase price of US$40,000.

2. Seller represents and warrants to the Purchaser that he has good and marketable title to all the shares to be sold to the Purchaser pursuant to this Agreement. The shares to be sold to the Purchaser will be, at closing, free and clear of all liens, security interests or pledges or any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has a right to receive any proxy or similar instrument with respect to such shares.

3. The Seller acknowledges that after completion of this transaction the shares could materially increase in value as a result of the Company's current business, or any future new business the Company may undertake.

4. The closing of this transaction will occur on or before the 21st day of September, 2012.

AGREED TO AND ACCEPTED:

SELLER:


Signature: /s/ Toshiko Iwamoto Kato
           -----------------------------------
Name:      Toshiko Iwamoto Kato
Address:   Rua Loefgreen 1654 Apto 113
           Vila Clementino CEP 04040-002

PURCHASER:

Signature: /s/ Warren Gilbert
           -----------------------------------
Name:      Warren Gilbert
Address:   1800 NE 114th St, Apt 2110
           Miami, Florida 33180